Exhibit 10.3

CAPITAL SOUTHWEST CORPORATION

Form of

Amended and Restated Non-Qualified Stock Option Agreement

This Amended and Restated Non-Qualified Stock Option Agreement (this “Agreement”) is entered into as of September [__], 2015 (the “Effective Date”), between Capital Southwest Corporation (the “Company”) and ____________________ (the “Optionee”).

WHEREAS, the Company and Optionee currently are parties to a Non-Qualified Stock Option Agreement, dated August 28, 2014 (the “Prior Agreement”), and the Company and Optionee desire to amend and restate the Prior Agreement; and

WHEREAS, this Agreement shall supersede and completely replace the Prior Agreement as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Date of Grant:	August 28, 2014

Name of Optionee:	[--------------------------------]

Number of Shares:	[------] Shares of Common Stock (the “Shares”)

Exercise Price Per Share:
$36.16 per Share, which exceeds the Fair Market Value of the Shares as of the Date of Grant as determined in accordance with the Capital Southwest Corporation 2009 Stock Incentive Plan, as amended (the “Plan”)

Expiration Date:	August 28, 2024

Vesting Schedule:
1/3 exercisable beginning on the Trigger Event Date; an additional 1/3 exercisable beginning on the first anniversary of the Trigger Event Date; and the final 1/3 exercisable beginning on the second anniversary of the Trigger Event Date

The Company hereby awards to the Optionee an option (the “Option”) to purchase from the Company, for the exercise price per share set forth above (the “Exercise Price”), the number of shares of Common Stock of the Company set forth above pursuant to the Plan.  The Option is not intended by the parties hereto to be, and shall not be treated as, an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Option is not intended to be a Qualified Performance-Based Award under the Plan.

To the extent not controlled by the terms and conditions contained in the Plan, the terms and conditions of the Option granted hereby shall be governed by this Agreement.

1.	No Right to Continued Employee Status

Nothing contained in this Agreement shall confer upon Optionee the right to the continuation of his or her Employee status, or to interfere with the right of the Company or other member of the Company Group, as applicable, to terminate such relationship.

2.	Vesting of Option

(a)                 The Option shall vest in accordance with the Vesting Schedule set forth above.

(b)                Notwithstanding anything to the contrary, all unvested Options shall automatically vest in full and become exercisable upon the occurrence of any of the following events following the Trigger Event Date: (i) a Change of Control; (ii) a Termination of Service by the Optionee for Good Reason; (iii) a Termination of Service by the Company Group member employing the Optionee without Cause, (iv) a Termination of Service due to the Optionee’s Disability; or (v) a Termination of Service due to the Optionee’s death.  Notwithstanding anything to the contrary, in the event a Change of Control or a Termination of Service for one of the reasons described in this Section 2(b) occurs on or before the Trigger Event Date, the Options shall vest in full and become exercisable on the Trigger Event Date.  For purposes hereof,

i.	“Good Reason” means the occurrence of any of the following: (A) a material breach of the Optionee’s employment agreement by the employer; (B) a reduction in the Optionee’s title or a material reduction in the Optionee’s duties, authorities, and/or responsibilities; (C) a material reduction in the Optionee’s compensation or benefits; or (D) a requirement by the employer, without the Optionee’s consent, that the Optionee relocate to a location greater than thirty‑five (35) miles from the Optionee’s place of residence; provided, however, such events will not constitute “Good Reason” unless (1) the Optionee gives the employer notice of the existence of an event described above within ninety (90) days following the initial occurrence thereof, (2) the employer does not remedy such event within thirty (30) days of receiving the notice described in the preceding clause (1) and (3) the Optionee terminates employment within twelve (12) months of the end of the cure period described in the preceding clause (2); and

ii.	“Trigger Event” means a transformative transaction intended to increase the market value of the Company equity for the benefit of its shareholders, which may involve, for example, a spinoff of one or more wholly-owned subsidiaries of the Company (collectively, “Spinco”), a going private transaction, a leveraged recapitalization, or termination of the Company’s regulated investment company status; and

iii.	“Trigger Event Date” means the 90th day following the consummation of the Trigger Event, unless the Trigger Event is a going private transaction, in which case the Trigger Event Date shall be the closing date of such transaction.

(c)                 Except with respect to the Optionee’s Termination of Service for one of the reasons described in Section 2(b), all unvested Options as of the Optionee’s Termination of Service shall expire and be forfeited immediately upon such Termination of Service.

(d)                 In the case of a Termination of Service, vested Options (including Options vesting pursuant to Section 2(b)) shall be exercisable during the six (6) months following the later of the date of termination and the Trigger Event Date, subject in the case of a termination for Cause, to the provisions of Section 7(e) of the Plan

3.	Exercise; Transferability

(a)                 Exercise Method.  The Option shall be exercised by delivery to the Company of (i) written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached to this Agreement as Exhibit A and (ii) a check or cash in the amount of the Exercise Price of the Shares covered by the notice (or such other consideration as has been approved by the Board of Directors consistent with the Plan).  Optionee may also exercise the Option through a cashless exercise in accordance with the Plan and the Company’s rules and procedures governing cashless exercises.  Any cashless exercise permitted hereunder will be subject to any applicable limitations or restrictions imposed under the Sarbanes-Oxley Act of 2002.

(b)                 Transferability.  Unless otherwise required by law, the Option shall not be assignable or transferable other than by will, by the laws of descent and distribution, or by a qualified domestic relations order, and may be exercised during the lifetime of the Optionee only by the Optionee (or the Optionee’s guardian or legal representative) or an alternate payee under a qualified domestic relations order.

4.	Certain Adjustments

Adjustments to the Option shall be effected in accordance with Section 16(a) of the Plan.

5.	Termination of Service

The transfer of Optionee’s employment to Spinco will not constitute a Termination of Service under this Agreement and the Optionee will be considered, for purposes of this Agreement, to be an Employee of the Company Group for so long as Optionee’s employment with Spinco continues, notwithstanding that Spinco ceases to be a subsidiary of the Company.

6.	Notices

Any notice required to be given pursuant to this Agreement or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address last provided by Optionee for his or her employee records.

7.	Modification, Extension and Renewal of Options

The Board or Committee, as described in the Plan, may modify, extend or renew the Option or accept its surrender (to the extent not yet exercised) and authorize the granting of a new option in substitution for it (to the extent not yet exercised), subject at all times to the Plan, the Code, and the applicable laws of the State of Texas.  Notwithstanding the foregoing provisions of this Section 7, no modification shall, without the consent of the Optionee, alter to the Optionee’s detriment or impair any rights of the Optionee under this Agreement except to the extent permitted under the Plan.

8.	Agreement Subject to Plan; Applicable Law

This Agreement is made pursuant to the Plan and shall be interpreted to comply therewith.  A copy of the Plan is attached hereto.  Any provision of this Agreement inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan.  This Agreement shall be governed by the laws of the State of Texas and subject to the exclusive jurisdiction of the courts therein.  Unless otherwise provided herein, capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings set forth in the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on as of the date first above written.

COMPANY:

CAPITAL SOUTHWEST CORPORATION

By:
Name:
Title:

OPTIONEE:

Name:

Address:

EXHIBIT A

Capital Southwest Corporation

NON-QUALIFIED STOCK OPTION EXERCISE FORM

Date:

Attention:

The undersigned hereby elects to exercise all or a portion of the Options issued to him/her by Capital Southwest Corporation (the “Company”) and dated August 28, 2014 (the “Options”) and to purchase ____________ shares of common stock of the Company (the “Shares”) at an exercise price of _______ Dollars ($___) per share or an aggregate purchase price of ________________________ Dollars ($_______) (the “Exercise Price”).  Pursuant to the terms of the Option Agreement the undersigned has delivered the Exercise Price herewith in full in cash or ______________.

Please issue a certificate or certificates representing said shares of common stock in the name of the undersigned.

By:

Typed Name:

Address: